EXHIBIT 99.10


                              AMENDED AND RESTATED


                       TRIPLE NET HOSPITAL BUILDING LEASE


                                     between

                     PACIFIC COAST HOLDINGS INVESTMENT, LLC
                                   (Landlord)

                                       and

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                                    (Tenant)
                    ----------------------------------------




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

                              AMENDED AND RESTATED

                          TRIPLE NET HOSPITAL BUILDING
                                      LEASE

     THIS AMENDED AND RESTATED TRIPLE NET HOSPITAL BUILDING LEASE (the "Amended Lease") is made as of the 1st day of October, 2007, by and between Pacific Coast Holdings Investment, LLC, a California limited liability company ("Landlord") and Integrated Healthcare Holdings, Inc. a Nevada corporation ("Tenant") and does amend and restate that certain TRIPLE NET HOSPITAL AND MEDICAL OFFICE BUILDING LEASE dated March 3, 2005 ("Original Lease") and Amendment No.1 to Triple Net Hospital and Medical Office Building Amended Lease dated as of March 8, 2005 ("Amendment No. 1") with reference to the following facts:

                                    RECITALS
                                    --------

     A. Tenant acquired from Tenet Healthcare System ("Tenet") the real property more particularly described in Exhibit "A" attached hereto together with all of the buildings, improvements and fixtures located thereon (hereinafter collectively referred to as the "Property"). Concurrent with the closing of the transaction with Tenet, Tenant transferred title to the Property to Landlord whereupon Landlord leased the Property back to Tenant on the terms and conditions set forth in the Original Lease.

     B. Landlord and Tenant and Tenant's subsidiaries entered into a loan agreement with Medical Provider Financial Corporation II, a Nevada corporation ("Med Cap"), dated as of February 28, 2005, whereby obligations of Tenant and Landlord to Med Cap were cross-collateralized (hereinafter the "Current Financing"). The original principal amount of the Current Financing was an aggregate amount of Eighty Million Dollars ($80,000,000) of which Thirty Million Dollars ($30,000,000) is a working capital non-revolving credit line provided to Tenant ("Operating Loan") and Fifty Million Dollars ($50,000,000), subsequently paid down to Forty-Five Million Dollars ($45,000,000), is a real estate loan provided to Landlord ("Real Estate Loan"). The Real Estate Loan is secured by a first trust deed lien recorded against Landlord's interest in the Property ("Current Trust Deed"). All financing by Med Cap other than the Real Estate Loan is collectively referred to as the "Operating Company Loan". Additionally Tenant entered into an Accounts Purchase Agreement (APA) with Medical Provider Corporation I, a Nevada corporation, whereby billed accounts receivable are factored. Net advances on the sale of accounts receivable are variable and range approximately from $13 million to $22 million for various reporting periods.

     C. Tenant defaulted under the Original Lease and Amendment No. 1 by non-payment of the rent required thereby. Landlord and Tenant have by separate agreement resolved the issues related to that default.

     D. The annual Base Rent set forth in Section 2.2 of Seven Million One Hundred Thousand Dollars ($7,100,000) (until such time as the conditions set forth therein are meet) is at a rate below the fair market value of the Property and was established based upon the ability of the Tenant to pay, rather than upon market forces.


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

     E. The annual Base Rent set forth in Section 2.2 of Eight Million Three Hundred Thousand Dollars ($8,300,000) (following the meeting of the conditions set forth therein) is acknowledged by the parties to be less than or equal to fair market rent and in no event greater than fair market rent.

     F. Landlord and Tenant and Tenant's subsidiaries propose to renew the Current Financing with Med Cap ("Med Cap Loan Renewal"). The Med Cap Loan Renewal would consist of the following instruments:

  o A $45 million Real Estate Term Loan bearing a fixed interest rate of 9% in the first year and 14% after the first year, used to repay amounts owing under the existing Real Estate Loan.

  o A $35 million Non-Revolving Line of Credit bearing a fixed interest rate of 9.25% per year, used to repay amounts owing under the existing Operating Loan, pay the origination fees on the other credit facilities and for working capital.

  o A $10.7 million Convertible Term Loan bearing a fixed interest rate of 9.25% per year, used to repay amounts owing under an existing $10.7 million loan to Tenant.

  o A $50 million Revolving Line of Credit Loan bearing a fixed interest rate of 24% per year (subject to reduction to 18% if the $45 million Real Estate Term Loan is repaid prior to its maturity) and an unused commitment fee of 0.50% per year, used to finance Tenant's accounts receivable.

Each of the above instruments would (i) require a 1.5% origination fee due at funding, (ii) require monthly payments of interest and repayment of principal upon maturity in three years, (iii) be collateralized by all of the assets of Tenant and its subsidiaries and Landlord's interest in the real estate underlying Tenant's hospital facilities, and (iv) be guaranteed by Orange County Physicians Investment Network, LLC, and West Coast Holdings, LLC. Tenant would also issue to Med Cap a warrant to purchase 4.95% of Tenant's outstanding shares of common stock.

     G. The parties now wish to amend and restate the Original Lease and Amendment No. 1.


     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby amend and restate the Original Lease and Amendment No. 1 in its entirety to read in full as set forth in this Amended Lease as follows:


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

                                    ARTICLE I
                                      TERMS
                                      -----

     1.1 Initial Lease Term. The initial term of this Amended Lease ("Initial Term") shall commence on March 8, 2005 ("Commencement Date") and shall terminate on the date (referred to herein as the "Termination Date") which is the earlier of (a) the date on which this Amended Lease is terminated pursuant to the terms and conditions hereof, and (b) the last day of the month following the twenty-fifth (25th) anniversary of the Commencement Date ("Initial Term Expiration Date").

     1.2 Option To Renew Property Lease Term. Landlord hereby grants to Tenant the option to extend the term of this Amended Lease (the "Option") for one (1) additional period of twenty-five (25) years, commencing upon the Initial Term Expiration Date (the "Option Period") upon each and all of the following terms and conditions:

          (a) The Option shall be deemed exercised and this Amended Lease shall automatically renew for the Option Period unless Tenant gives to Landlord, and Landlord actually receives, on a date (the "Option Decline Expiration Date") which is at least one hundred and eighty (180) days prior to the Initial Term Expiration Date, a written notice stating that Tenant has declined to exercise the Option. If for any reason Landlord does not receive a written notice from Tenant stating that it has declined to exercise the Option at least one hundred and eighty (180) days prior to the Initial Term Expiration Date, then the Option shall automatically be deemed to have been exercised as herein provided.

          (b) Notwithstanding the foregoing, if as of the Option Decline Expiration Date, a material default and breach of this Amended Lease on the part of Tenant has occurred and is continuing beyond the applicable cure periods referred to in Sections 15.1 below, as applicable, then the Option shall not become effective or exercised and the term of this Amended Lease shall not be extended beyond the Initial Term Expiration Date.

          (c) In the event the Option is deemed to have been exercised, as provided herein, then all of the terms and conditions of this Amended Lease shall apply during the Option Period, except as otherwise provided in this Amended Lease.


                                   ARTICLE II
                               RENT AND FINANCING
                               ------------------


     2.1 Property Base Rent.

          (a) The annual "Base Rent" shall be Eight Million Three Hundred Thousand Dollars ($8,300,000), which shall be payable in equal monthly installments of Six Hundred Ninety-One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($691,666.67). Provided however, that until such time as either (i) Tenant refinances its A/R Financing with stated interest rate which is less than


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Fourteen percent (14%) per annum (if the stated rate is a spread over an index rate such as two percent over 30 day LIBOR, then the stated interest rate shall be the sum of the spread and the index rate at the time the loan is made) or
(ii) the Landlord refinances its Real Estate Loan, the annual Base Rent shall be reduced to Seven Million One Hundred Thousand Dollars ($7,100,000) which shall be payable in equal monthly installments of Five Hundred Ninety One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($591,666.67).

          (b) Landlord and Tenant hereby acknowledge and agree that the rental payments required pursuant to this Amended Lease are the product of bona fide, arms-length negotiations, without taking into account the volume or value of any actual or expected federal health care program or other referrals to, or business otherwise generated for, either Landlord or Tenant. The rental payments do not reflect any additional value Landlord or Tenant may attribute to the proximity or convenience of the Property to sources of referrals or business otherwise generated for which payment may be made in whole or in part under any federal health care program. Neither the entry into this Amended Lease by the parties nor the terms and conditions of this Amended Lease shall be conditioned on Landlord or Tenant (i) making referrals to the other, (ii) being in a position to make or influence referrals to the other, or (iii) otherwise generating business for the other.

     2.2 CPI Adjustment. "Consumer Price Index" or "CPI" shall refer to the All Urban Consumers, Los Angeles-Riverside-Orange County, All Items Index (Base Period 1982-84=100) as published by the United States Department of Labor, Bureau of Labor Statistics in mid-January of each year relating to the prior calendar year (annual column) as published by the United States Department of Labor, Bureau of Labor Statistics ("Bureau"). In the event that the Bureau shall cease to publish said Consumer Price Index, then the successor or such nearly comparable index as reasonably determined by Landlord shall be used. If the Bureau substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise becomes unavailable, or if equivalent data is not readily available to enable Landlord to make the adjustment to the revised index referred to above, Landlord shall substitute a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication. On January 1st 2009 and on each January 1st thereafter (or as soon thereafter as available) the Consumer Price Index figure for the preceding year shall be determined, and the Base Rent for the calendar year shall be increased or decreased by the same percentage as the percentage, if any, by which the Consumer Price Index for the January of the preceding year shall have increased as compared with the Consumer Price Index for the January of the current year; provided, however, that in no event shall any annual increase in Base Rent under the provisions of this Section 2.2 be less than two percent (2%) or exceed six percent (6%) per year. Landlord shall provide written


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

notice of the CPI adjustment to Tenant. In the event that the adjustment has not been determined in time for any invoicing sent, then upon determination of the adjustment, Landlord shall send out adjustment invoice(s).

     2.3 Base Rent Market Adjustment. Notwithstanding the CPI adjustment provided for in Section 2.2 above, on the September 1, 2012 and each five (5) years thereafter the Base Rent shall be increased or decreased to an amount equal to the then current fair market rental rate ("Base Rent Market Adjustment"); provided, however, the fair value of Tenant's capital improvements and maintenance including but not limited to those improvements required under
Section 7.2(a) shall be separately valued and excluded in the valuation of the Property in calculating the Base Rent Market Adjustment. Commencing not less than ninety (90) days prior to each anniversary in which the Hospital Base Rent may be adjusted, Landlord and Tenant shall attempt to agree on the fair market rental rate for the Property. If Landlord and Tenant are not able to agree to the fair market rental rate within thirty (30) days, Landlord and Tenant shall each choose an independent, MAI certified appraiser, with not less than five (5) years experience in leasing healthcare related facilities including hospitals. The two appraisers so appointed shall appoint a third appraiser, similarly qualified. Each appraiser shall independently determine the fair market rental rate. The three rates so determined will be averaged. The rate determined by the appraiser which varies the most from the average shall be discarded and the two remaining values and the average value shall be averaged and said second average shall constitute the fair market rental rate. Each party shall bear the costs of the appraiser appointed by that party and the parties shall equally divide the costs of the third appraiser.

     2.4 Cross Payment Duties. Med Cap has agreed that Landlord may refinance the Real Estate Loan, and Med Cap upon the repayment of the Real Estate Loan will subordinate the Operating Company Loan and the lien upon the Property securing said Operating Company Loan to the Landlord's new loan or any subsequent loans. Tenant agrees to exercise its commercially reasonable efforts to cause Med Cap to enter into acceptable subordination agreements and customary inter-creditor agreements with Landlord's subsequent lenders; provided, however, that so long as the Operating Company Loan is collateralized by the Property, Tenant shall have an obligation and duty to Landlord to pay when due all sums coming due under the Operating Company Loan and to otherwise fully comply with all terms and conditions of the Operating Company Loan and so long as the Property is collateral for the Operating Company Loan Landlord shall have an obligation and duty to Tenant to pay when due all sums coming due under the Real Estate Loan and to otherwise fully comply with all terms and conditions of the Real Estate Loan. In the event that either party fails to make required payments or payment to Med Cap or in the case of Landlord to the party who refinanced the Real Estate Loan, then the other party may make such payment or payments and in addition to all other rights and remedies shall have the right to offset such payment against sums owed by the party to the other party.

     2.5 Information and Notices. Tenant shall provide copies to Landlord of all notices, reports, information and communications received from any lender and responses thereto. During cross collateralization, the Landlord shall provide copies to Tenant of all notices, reports, information and communications


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received from or responses to Med Cap and will provide accounting records, reports and management representations as reasonably required to consolidate the Landlord's financials in its reports filed with the Securities and Exchange Commission.

     2.6 Cross Collateralization. The parties acknowledge that the Med Cap Loan Renewal will require cross collateralization of the Property for among other things the obligations of Tenant to Med Cap in connection with the Operating Company Loan. The Med Cap Loan Renewal will provide, however, that the Real Estate Loan may be paid off or refinanced at any time without penalty whereupon Med Cap shall subordinate the Operating Company Loan lien on the Property to Landlord's replacement financing and that Tenant will cooperate in such payoff or refinancing of the Real Estate Loan and shall exercise its best efforts to cause Med Cap to enter into subordination and inter-creditor agreements reasonably acceptable to Landlord's new lender. The parties acknowledge that Landlord may refinance from time to time and these duties shall apply to each such refinancing. Landlord shall have no obligation to provide Property as security or cross collateralization to any lender or financer of Tenant other than Med Cap. As soon as the cross collateralization has been terminated, Landlord shall have no further obligation to Tenant to provide the Property as collateral for any obligations of Tenant.

     2.7 Invoicing for Base Rent. Landlord shall invoice Tenant for the monthly Base Rent due. Base Rent shall be due on or before fifth (5th) day of the month. Any partial month shall be prorated on a daily basis at the rate of 1/30th of the monthly rent per day. So long as the Real Estate Loan is cross collateralized, Tenant may elect to make timely interest payments directly to Med Cap and deduct the amount paid from the rent due to Landlord upon written notice to Landlord. Such notice shall remain effective, and Tenant may continue to make timely interest payments directly to Med Cap, until Tenant revokes its election by subsequent notice to Landlord. Tenant shall indemnify Landlord pursuant to the indemnification provisions set forth in Article X hereof from and against any and all claims, actions, damages, liabilities and expenses, including reasonable attorneys fees and costs (collectively, "Claims"), arising out of Tenant's failure to comply with the provision of this Section 2.7, including any failure to timely pay Base Rent or interest payments to Med Cap. In the event following such election Tenant fails on two (2) occasions in any twelve (12) month period to make timely payment of the Real Estate Loan, then Landlord may by written notice to Tenant cancel Tenant's right to make the afore described payments of the Real Estate Loan.

     2.8 Refinancing by Landlord. Landlord shall have the right to from time to time refinance the Real Estate Loan in Landlord's sole and absolute discretion. In connection with such refinancing, to the extent reasonably available, Tenant shall furnish any prospective lender for such refinancing with Tenant's existing current and historical financial statements and provide such prospective lender with such other information regarding the business or financial condition of Tenant as such prospective lender may reasonably request; provided, however, that Tenant shall not be required to prepare any financial statements or other documents that do not already exist and the prospective lender shall be required to provide Tenant with a written confidentiality agreement, in form and substance mutually acceptable to Landlord and Tenant, as a condition of receiving such statements, documents and other information from Tenant.


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     2.9 Other Charges. Except as otherwise expressly provided herein, this
Amended Lease is what is commonly called a net-net-net lease, it being understood that Landlord shall receive the Base Rent free and clear of any and all impositions of real and personal Property taxes, or other taxes (excepting Landlord's income tax), insurance costs, costs of repair and maintenance, liens and all other charges, costs, expenses and liabilities in connection with the ownership and operation of the Property and the businesses conducted thereon.

     2.10 Delinquent Rent. Tenant acknowledges that late payment of Base Rent or any additional rent by Tenant to Landlord will cause Landlord to incur costs not contemplated by this Amended Lease, and the exact amount of such costs being extremely difficult and impracticable to fix. Therefore, if any installment of Base Rent or any additional rent is not received within five (5) days of when due, Tenant shall pay Landlord the additional sum equal to the actual costs incurred by Landlord as the result of such late payment but in no event less than Five Thousand Dollars ($5,000) per late payment charge to compensate Landlord for costs incurred by reason of the delay in payment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payments. Additionally, any payments of Base Rent and any other sums payable by Tenant pursuant to the terms of this Amended Lease shall bear interest at the maximum legal rate.

     2.11 Costs of Med Cap Loan Renewal. All costs and expenses, including, but not limited to, the parties' legal expenses, in connection with Med Cap Loan Renewal shall be borne by Landlord or Tenant, as applicable, who incurred the same. For example, Landlord shall be responsible for all fees, costs and charges in connection with the Real Estate Loan and Tenant shall be responsible for all fees, costs and charges attributable to the Operating Company Loan.

                                   ARTICLE III
                         LANDLORD'S REDEVELOPMENT RIGHTS
                         -------------------------------

     3.1 Landlord's Redevelopment Rights. The parking facilities/lot located at 1001 North Tustin Avenue, Santa Ana, California and parking facilities/lot located at 979 S. Anaheim Boulevard, Anaheim, California (collectively, the "Parking Facilities"), and the Administrative Building located at 1301 North Tustin Avenue, Santa Ana, California (the "Administrative Building" together with the Parking Facilities, collectively, the "Redevelopment Area") have the potential to be developed for commercial or residential use, if current parking facilities are replaced with structured or other alternative parking arrangements or if a replacement building suitable for the Permitted Uses as reasonably determined by Tenant is made available to Tenant in the event that the Administrative Building and the land thereunder is being redeveloped. The Landlord shall have the right to replace said Parking Facilities and Administrative Building, and to designate all or a portion of the Redevelopment Area which is thereby made available for commercial or residential development (such right referred to herein as "Redevelopment Right"); provided that Landlord satisfies each of the following conditions and complies with its obligations under this Article III:


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          (a) Landlord shall provide Tenant with written notice at least one hundred eighty (180) days in advance of entering into any redevelopment activities relating to the Redevelopment Area. Such notice shall describe the proposed project in reasonable detail (including, but not limited to, describing the proposed buildings to be constructed, the areas of the Redevelopment Area being affected, any anticipated interference with Tenant's possession, use and enjoyment of the Property, and the anticipated construction commencement and completion dates).

          (b) Landlord shall be entitled to exercise its Redevelopment Rights solely with respect to all or a designated portion of the Redevelopment Area.

          (c) Landlord shall not exercise its Redevelopment Rights in a manner that competes with the healthcare services offered by Tenant at the Property at the time of the proposed redevelopment, so long as such healthcare services are customarily provided by hospitals at the time of the proposed redevelopment, including but not limited to, redeveloping any part of the Redevelopment Area for or on behalf of any individual or entity that engages in any activities that competes in the foregoing manner with any healthcare services then provided by Tenant at the Property; provided, however, that outpatient services usually and customarily provided as part of a physician's primary medical practice for the physician's patients and not offered to the general public (including solicitation of referrals from other physicians or providers of such services) shall be permitted even if such services are co-extensive with the services provided by Tenant at the hospital adjacent to the Redevelopment Area subject to Tenant's approval, which shall not be unreasonably withheld. Subject to the foregoing, Landlord may redevelop the Redevelopment Area as a medical office building or complex so long as Landlord complies with the provisions of this
Section 3.1(c).

          (d) Landlord shall provide Tenant with an opportunity to review and approve all redevelopment plans relating to the Redevelopment Area, which approval shall not be unreasonably withheld or delayed. The parties acknowledge that Tenant shall be deemed to have acted reasonably in disapproving any redevelopment plan if such plan (i) is incompatible with Tenant's business or operations from the Property, (ii) would result in unreasonable interference with Tenant's possession, use and enjoyment of the Property or (iii) could otherwise adversely affect or impair Tenant's business, operations, and activities at the Property, or its finances, reputation or business licenses and qualifications.

          (e) At the time Landlord exercises its Redevelopment Rights, Landlord shall not be in default under the terms of this Amended Lease.

          (f) Landlord shall exercise its Redevelopment Rights in compliance with all applicable law, rules, regulations, ordinances, orders and permits and, prior to commencing any redevelopment activities, shall secure all necessary consents, orders, permits or other authorization in connection with its redevelopment activities.


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          (g) In exercising its Redevelopment Rights, Landlord shall not at any time unreasonably interfere with Tenant's possession, use and enjoyment of any Property listed in Exhibit A. Without limiting the generality of the foregoing, Landlord's exercise of the Redevelopment Rights shall not unreasonably interfere with Tenant's business operations at the Property, the use and enjoyment of the Property by Tenant and its employees, guests, patients and other invitees for the Permitted Uses, and street and pedestrian access to and from the Property nor impair the licensing or qualification of the Property for the Permitted Uses. The parties acknowledge that unreasonable interference shall be interpreted and applied in the context of a hospital environment and, depending upon the circumstances, interference which may not constitute unreasonable interference for a commercial office building may nonetheless constitute unreasonable interference for a hospital.

          (h) If any Parking Facility is being affected by Landlord's exercise of its Redevelopment Rights, Landlord shall provide Tenant with the use of reasonable temporary off site parking to be located within a two (2) mile radius of the Property being affected by the proposed redevelopment while the structured or other alternative parking arrangements are being completed (the "Replacement Parking Facilities"). The Replacement Parking Facilities shall contain at least the same number of parking spaces made available to Tenant for the Property being affected by the proposed redevelopment immediately prior to Landlord's exercise of its Redevelopment Rights.

          (i) If all or any portion of the Administrative Building is rendered untenantable for its Permitted Use in connection with Landlord's exercise of its Redevelopment Rights, then Landlord shall provide Tenant with a replacement building located within a five (5) mile radius of the Administrative Building suitable for Tenant's use as reasonably determined by Tenant (the "Replacement Building"). The Replacement Building shall be substantially the same quality and size (by rentable square footage) as the Administrative Building.

          (j) If Landlord's exercise of its Redevelopment Rights results in a material reduction in the use or functionality of the Parking Facilities, Administrative Building, or any other facilities leased by Tenant hereunder for its Permitted Use, then the parties shall agree upon an equitable reduction in the Base Rent and any other charges under this Amended Lease to reflect the reduction in use or functionality. Replacement of surface parking with properly designed and built structured parking shall NOT be deemed a reduction in use of functionality.

          (k) Upon exercising its Redevelopment Rights with respect to any particular Redevelopment Area, such Redevelopment Area shall be excluded from any and all terms of this Amended Lease and Tenant shall have no obligation with respect to such Redevelopment Area nor bear any costs, expenses or liabilities associated therewith, including but not limited to, obligations with respect to Base Rent, taxes, operating expenses and all other costs, expenses and liabilities associated with or related to such Redevelopment Area.


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     3.2 Cooperation by Tenant. Subject to Landlord's satisfaction of the conditions and obligations set forth in this Article III with respect to its Redevelopment Rights, Tenant agrees to reasonably cooperate with Landlord regarding the exercise of its Redevelopment Rights, which cooperation shall include, but is not limited to, the use of the Replacement Parking Facilities and Replacement Building, as applicable.

     3.3 Indemnification by Landlord. Landlord, for itself and its successors and assigns, hereby agrees to indemnify, defend, and hold Tenant, and Tenant's stockholders, agents, representatives, employees, guests, invitees and attorneys, free and harmless from and against any and all Claims in connection with or arising out of the exercise by Landlord of its Redevelopment Rights under this Article III.

     3.4 Tenant's Share of Sales and Rental Proceeds.

          (a) In the event of any sale of all or any portion of the Redevelopment Area, Tenant shall receive twenty percent (20%) of the difference between the (1)sale price minus (2) the fair market value of such Redevelopment Area prior to its redevelopment plus the Landlord's expenses of redevelopment (assuming it is still leased and subject to the Amended Lease).

          (b) In the event of any lease of all or any portion of the Redevelopment Area, Tenant shall receive twenty percent (20%) of the amount of rent received by Landlord net of all direct expenses attributable to the Redevelopment Area.

          (c) The fair market value or fair market rental value of all or any portion of the Redevelopment Area shall be calculated under this Section 3.4 in accordance with the valuation procedures set forth in Section 2.3.

     3.5 Dispute Resolution. Any dispute relating to provisions of this Article III (including, without limitations, any dispute as to whether Landlord has unreasonably interfere with Tenant's possession, use and enjoyment of the Property, or as to whether Tenant has exercised reasonable discretion in withholding its approval of any redevelopment plans) shall be resolved through Expedited Arbitration in accordance with the procedures set forth under Section 20.22(d) of this Amended Lease.


                                   ARTICLE IV
                                      TAXES
                                      -----

     4.1 Real Property Taxes. Tenant shall pay, as additional rent, when and as the same become due, and prior to delinquency, all taxes, both general and special, and other charges, including transient occupancy taxes and rental taxes, if any, lawfully imposed or assessed against the Property, including but not limited to any and all licenses, fees or charges, improvement bonds, ordinary and extraordinary, general and special, foreseen and unforeseen, which may be lawfully levied, assessed or imposed during the term of this Amended Lease upon or against Tenant or the Property, and/or the businesses conducted thereon, and including any future tax adopted in lieu of a Property tax, any and all general and special taxes, including any increase in such taxes resulting from a "change in ownership" of Landlord or Tenant (as defined in California Revenue and Taxation Code Section 60, et seq.).


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     Where any assessment may, at the option of the taxpayer, be payable in installments, Tenant shall have the right to exercise the option, and Tenant's liability for the payment of the assessment shall be limited to the payment of the installments which become due during the term of this Amended Lease.

     If separate bills are not sent directly to Tenant, Landlord shall furnish Tenant, upon receipt by Landlord, with true copies of each bill to be paid by Tenant in whole or in part.

     4.2 Tax Contest. Upon written application, Tenant shall furnish to Landlord for inspection, and for such use as may be proper for the protection of Landlord's interest in the Property, written evidence duly certified that any and all taxes, assessments or charges required to be paid by Tenant hereunder have been paid, satisfied or otherwise discharged. Tenant, at its sole cost and expense, shall have the right to employ and exhaust all available remedies to protest and contest the amount of any liability for any taxes, assessments, licenses, fees or charges imposed or assessed against the Property, or otherwise to seek reduction or refund. Tenant shall post a bond (or, in lieu thereof, equivalent cash collateral) to prevent enforcement of any lien resulting from the foregoing. If Landlord has records or other documentation that will assist Tenant in protesting and / or contesting the tax imposed Landlord shall, upon request, provide same to Tenant.

     4.3 Personal Property Taxes. Tenant shall pay, before delinquency, all taxes and assessments levied against any personal Property that is located on the Property.

                                    ARTICLE V
                                    UTILITIES
                                    ---------

     5.1 Utilities. In addition to the rents, taxes, and other charges herein provided, Tenant shall pay, or cause to be paid, as additional rent, all charges for public or private utility services, including, but not limited to, those for water, sewage, electricity, gas, telephone and other utility services, including trash collection supplied to and used on the Property.

                                   ARTICLE VI
                               USE OF THE PROPERTY
                               -------------------

     6.1 Use of the Property. Tenant shall use the Property for the "Permitted Uses" which shall mean all of the following: (i) the ownership and/or operation of an acute care hospital; (ii) the ownership and/or operation of a facility for or a business engaged in delivering health care services; (iii) any other uses or operations which are supportive to the delivery of health care services; and
(iv) any other uses reasonably related to the foregoing. Landlord and Tenant understand and acknowledge that the term of this Amended Lease is at least 25 years and the health care industry may change over time and, therefore, Landlord and Tenant agree that in applying and interpreting the foregoing definition of

Permitted Uses and uses not permitted under in the Redevelopment Area, flexibility will be required to meet the changes which occur over time in the health care industry. Tenant shall not use or permit the Property to be used for any other purpose without the prior written consent of Landlord, which consent may be granted or withheld in the sole and absolute discretion of the Landlord.

                                   ARTICLE VII
                      MAINTENANCE, ALTERATIONS IMPROVEMENTS
                      -------------------------------------

     7.1 Maintenance and Repair. Tenant shall, at Tenant's sole cost, keep and maintain the Property in good and sanitary order, condition and repair, including, without limitation, interior and exterior walls, roof, foundation, and equipment. Tenant hereby accepts the Property in its as-is condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Property.

     7.2 Alterations and Improvements.

          (a) Tenant shall be responsible financially and in all other respects for making and paying for any alterations or improvements to the Property required in order to enable Tenant to use the Property for the Permitted Uses, including without limitation any and all seismic retrofitting required by applicable law including, but not limited to, repairs, alterations, improvements of any nature or anything else which may be required for compliance with SB 1953, and further including without limitation any structural or non-structural alterations. All alterations, improvements, additions and installations (whether or not such installations constitute trade fixtures of Tenant), which may be made to the Property by Tenant, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, lighting and telephone or communication systems, conduit, wiring and outlets shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the Property of Landlord and remain upon and be surrendered with the Property at the expiration of the Amended Lease. The fair value of capital maintenance and improvements made and paid for by Tenant shall be separately valued and excluded in establishing the Base Rent Market Adjustment under Section 2.3.

          (b) Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered and shall keep the Property free and clear of all mechanic and materialman liens in connection therewith. Landlord shall have the right to post or keep posted on the Property, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration, or repair of the Property by Tenant. If any such lien is filed, Landlord may, but shall not be required to take such action or pay such amount as may be necessary to remove such lien; and Tenant shall pay to Landlord as additional rent any such amounts expended by Landlord within five
(5) days after notice is received by Tenant of the amount expended by Landlord.

                                  ARTICLE VIII
                              COMPLIANCE WITH LAWS
                              --------------------

     8.1 Generally. Tenant, as additional rent, at its sole cost and expense, shall make any and all additions to, repairs and alterations in, the Improvements, the Property which may be required by law or governmental authority applicable to Tenant's operations, and shall otherwise observe and comply with any and all public laws, ordinances, regulations, agreements, and covenants, conditions and/or restrictions of public record applicable to the Property. Tenant shall be obligated to obtain, at its sole effort, cost and expense, all permits, approval and licenses required for its operation at the Property, or for alteration, addition to or repair of the Improvements due to its operations. Each party represents and warrants to the other party that it shall not knowingly violate any federal, state or local laws or regulations by entering into this Amended Lease or performing its obligations hereunder.

     8.2 Hazardous Substances - Reportable Uses; Required Consent. The terms "Hazardous Substance" and "Hazardous Substances" shall mean any hazardous or toxic materials as those terms are defined by law, including, without limitation, (i) petroleum and petroleum by-products to the extent they are hazardous, (ii) polychlorinate biphenyls, (iii) all substances now or hereafter designated as "hazardous substances, "hazardous materials" or "toxic substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., or the Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or (vi) all substances now or hereafter designated as hazardous substances, hazardous materials, or toxic substances under any other federal, state or local laws or in any regulations adopted and publications promulgated pursuant to said laws.

     8.3 Reportable Use. Tenant shall not engage in any activity in, on or about the Property that constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner, at Tenant's sole cost and expense, with all Applicable Law (as defined hereinafter). Reportable Use shall mean (i) the installation or use of any above or below ground storage tank (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report and notice, registration or business plan is required to be filed with any governmental authority, or to which any Applicable Law requires that a written notice be given to persons entering or occupying the Property or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in full compliance with all Applicable Law, use, generate and store any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the Property by the terms of this Amended Lease, so long as such use does not result in, or materially increase the risk of, environmental contamination or damage, taking into account the use of the Property as a hospital and the other Permitted Uses of the Property under this Amended Lease.

     8.4 Duty to Inform Landlord. If Tenant's officers, directors or general manager know, or have reasonable cause to believe, that it has released a Hazardous Substance or created a condition involving or resulting from same, that has come to be located on, in or under the Property, the Improvements or adjoining properties, other than as previously consented to by Landlord or as provided by this Lease, Tenant shall promptly give written notice of such fact to Landlord. Tenant shall also within three (3) business days after receipt of Landlord's written request, and to the extent reasonably available provide Landlord with a reasonable opportunity to inspect any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to any Hazardous Substance or contamination in, on or about the Property, including, but not limited to, such documents as may be involved in any Reportable Uses involving the Property.

     8.5 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, members and lenders, if any, and the Property harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, attorneys fees and consultants fees arising out of or involving the presence, storage, use or transport of any Hazardous Substance or storage tank resulting from its actions or operations, provided, however, that nothing in this section shall make the Tenant responsible for any action, inaction, operation, conduct or condition caused by the Landlord, for which the Landlord will be responsible. Tenant's obligations under this Section shall include, but not be limited to, the effects of any contamination or injury to person, Property or the environment suffered by Landlord caused by Tenant's actions, including the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration, and/or abatement thereof, or of any contamination therein involved. The parties agree that provision shall supersede and replace any contrary indemnity provision of any other agreement, which shall be of no further force or effect.

     8.6 Tenant's Compliance With Applicable Laws. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner comply with all "Applicable Law", which term shall mean all laws, rules, regulations, ordinances, directives, covenants, easements, and restrictions of record, permits, the requirements of any applicable federal, state or municipal governmental authority, applicable fire insurance, underwriter or rating bureau, relating, in any manner, to the operation of the businesses being conducted at the Property by Tenant and its permitted licensees, invitees, and independent contractors, including, but not limited to, matters pertaining to (i) industrial hygiene (ii) environmental conditions on, in, under, or about the Property, including soil and ground water contamination, (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, signage, spill or release of any Hazardous Substances or storage tank), (iv) the American with Disabilities Act of 1990, as amended, (v) OSHA, (vi) the California Building Code, and (vii) Title 24 now in effect which may hereinafter come into effect, and whether or not reflecting a change in policy from any previous existing policy. Tenant shall, within ten (10) business days after receipt of Landlord's written request, and to the extent reasonably available, provide Landlord with a reasonable opportunity to inspect all permits, registrations and certificates, evidencing Tenant's compliance with any material Applicable Law specified by Landlord and shall promptly upon receipt notify Landlord, in writing, of any written claim, notice, citation, warning, complaint or report by the responsible government agency asserting or alleging a failure by Tenant to comply with any such Applicable Law or any written claim, notice, citation, warning, complaint or report asserting or alleging the failure of the Property to comply with any such Applicable Law.

                                   ARTICLE IX
                              INTENTIONALLY DELETED
                              ---------------------


                                    ARTICLE X
                            EXCULPATION AND INDEMNITY
                            -------------------------

     10.1 Waiver of Landlord Liability. Landlord shall not be liable for any loss, damage or injury of any kind or character to any person or property (a) arising from any use and/or condition and extent of the Property, or any part thereof including, without limitation, environmental contamination, (b) caused by any defect in the equipment or other facility located therein, (c) caused by or arising from any act or omission of Tenant, or any of its agents, employees, licensees or invitees, (d) arising from or in connection with the conduct of any business, occupation, transaction, event or other activity occurring on the Property, (e) arising from any accident on the Property or any fire or casualty thereon, or (f) occasioned by the failure of Tenant to maintain the Property in a safe condition, except as occasioned by the act, negligence, or gross negligence of any duty by Landlord or its agents or employees occurring after the Commencement Date or as occasioned by a breach of this Amended Lease by Landlord. Subject to the foregoing limitation, Tenant, as a material part of the consideration of this Amended Lease, hereby waives, on its behalf, all claims and damages against Landlord for any such loss, damage or injury to Tenant.

     10.2 Tenant Indemnification. Tenant, for itself and its successors and assigns, hereby agrees to indemnify, defend and hold Landlord, and Landlord's members, managers, agents, representatives, employees and attorneys, free and harmless from and against any and all Claims in connection with or arising out of (i) any loss of life, personal injury and/or damage to Property arising from or out of any occurrence in, upon or at the Property if caused by negligent, gross negligent or willful act of Tenant, (ii) the occupancy or use by Tenant of the Property, or any part thereof excluding any portion of the Property released pursuant to Article III hereof, or (iii) arising from or out of Tenant's failure to comply with any provision of this Amended Lease (including, without limitation, Tenant's failure to timely pay Base Rent or comply with the provisions of Section 2.7 hereof), excepting any Claims caused solely by the act, negligence, or gross of negligence of any duty by Landlord or its agents or employees or by a breach of this Amended Lease by Landlord. Any Claims caused in part by the act, negligence, or gross of negligence of any duty by Landlord or its agents or employees or by a breach of this Amended Lease by Landlord shall be subject to allocation as provided in Section 10.4 hereof.

     10.3 Landlord Indemnification. Landlord, for itself and its successors and assigns, hereby agrees to indemnify Tenant, and Tenant's stockholders, directors, agents, representatives, employees, invitees, guests and attorneys, free and harmless from and against any and all Claims in connection with or arising out of (i) any loss of life, personal injury and/or damage to Property arising from or out of any occurrence in, upon or at the Property if caused by negligent, gross negligent or willful act of Landlord, or (ii) arising from or out of Landlord's failure to comply with any provision of this Amended Lease, excepting any Claims caused solely by the act, negligence, or gross negligence of any duty by Tenant or its agents or employees or by a breach of this Amended Lease by Tenant. Any Claims caused in part by the act, negligence, or gross negligence of any duty by Tenant or its agents or employees or by a breach of this Amended Lease by Tenant shall be subject to allocation as provided in
Section 10.4 hereof.

     10.4 Joint Liability. In the event that Landlord and Tenant may be held jointly liable for any Claim asserted for which indemnification is sought under this Amended Lease, Landlord and Tenant hereby agree to contribute to the amount of expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such Claim in such proportion as is appropriate to reflect (i) the relative fault of Landlord on the one hand and Tenant on the other in connection with the events which resulted in such Claim, and (ii) the relative benefits, if any, received by the Landlord on the one hand and the Tenant on the other in connection with the events which resulted in such Claim, as well as any other relevant equitable consideration.

     10.5 Claims for Indemnification. Whenever any claim arises for indemnification under this Agreement, the Party seeking indemnification (in each such case, the "Indemnified Party") must notify the Party or Parties from whom indemnification is being sought (in each such case, the "Indemnifying Party") of such claim in writing promptly and in no case later than thirty (30) days after such Indemnified Party has actual knowledge of the facts constituting the basis for such claim. Each Indemnified Party will also so notify the Indemnifying Party promptly and in no case later than fifteen (15) days after the Indemnified Party has actual knowledge of the commencement of any legal proceedings with respect to any such claim. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure. Such notice will specify all facts known to such Indemnified Party giving rise to the indemnification sought and the amount or an estimate of the amount of the obligation or liability arising from such indemnifying event.

     10.6 Defense of Third-party Claims.

          (a) If any lawsuit or enforcement action is filed by a third party against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within fifteen
(15) days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure. After such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it elects to do so, at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, and (ii) to employ and engage legal counsel of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same. The Indemnifying Party shall not, without the written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed, settle or compromise any Claim or consent to the entry of any judgment which does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Claim, or settle or compromise any Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          (b) If the Indemnifying Party fails to assume the defense of such lawsuit or action within thirty (30) days after receipt of the claim notice, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party settles or compromises such lawsuit or action without the prior written consent of the Indemnifying Party, the Indemnifying Party will bear no liability hereunder for or with respect to such lawsuit or action.

          (c) In the event either party assumes the defense of a particular lawsuit or action in the manner contemplated above, the party assuming such defense will keep the other party reasonably informed of the progress of any such defense, compromise or settlement.

     10.7 Survival of Indemnity Obligation. The indemnification obligations of Tenant and Landlord under this Article X shall survive the expiration of the term, or the termination, of this Amended Lease.

                                   ARTICLE XI
                                    INSURANCE
                                    ---------

     11.1 Liability. Tenant agrees to maintain, at its sole cost and expense, as additional rent, during the term of this Amended Lease comprehensive public liability insurance insuring against liabilities related to the condition of or use of the Property and the Improvements, bodily injury, employment related liability, liquor liability, blanket contractual liability, garage liability, garage keepers legal liability, non-owned auto liability and advertising injury, in such amount as may be required by any beneficiary of any deed of trust encumbering the Property, but in no event less than Nine Million Dollars ($9,000,000), combined single limit coverage, specifically insuring performance by Tenant of the indemnity set forth in Article X above, and containing the following provisions:

          (a) Providing that the coverage is primary and that any coverage Landlord may maintain shall be in excess thereto;

          (b) Naming Landlord and any beneficiary under any deed of trust encumbering the Property as additional insureds;

          (c) Providing that the policy cannot be canceled or modified without thirty (30) days prior written notice to Landlord and any beneficiary of a deed of trust encumbering the Property;

          (d) Providing for a cross liability or a severability of interest endorsement or equivalent thereof;

          (e) With respect to improvements, alterations, demolitions, and changes required or permitted to be made by Tenant pursuant to the terms of this Amended Lease, contingent liability and builders- risk insurance;

          (f) Workers' compensation coverage as required by law, together with employer's liability coverage; and

          (g) A waiver by Tenant's insurers of any right to subrogation against Landlord, its agents, members, managers, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or admission of Landlord, its agents, members, managers, employees or representatives.

     11.2 Adjustments. The foregoing limits of coverage and the coverages may be adjusted reasonably by Landlord and Tenant, with the consent of any beneficiary of any deed of trust encumbering the Property, from time to time, but not more often than once during any three (3) year period, during the term of this Amended Lease based upon changes in the amounts of judgments for personal injury and Property damage, industry standards, inflation, and other relevant factors in order to maintain insurance protection at least equivalent to the protection afforded on the Commencement Date. In the event that the Landlord and Tenant are unable to agree upon an adjustment then Landlord and Tenant, the issue shall be resolved by arbitration in accordance with the binding arbitration provisions of
Section 20.22. The cost of such arbitration shall be born by the party whose insurance proposal is closest to the insurance proposal decided upon by the arbitration process.

     11.3 Property. Tenant agrees to maintain, at its expense, as additional rent, during the term of this Amended Lease (a) standard form fire, extended coverage, vandalism, malicious mischief, boiler and machinery coverage, and building ordinance and law coverage endorsements, and special extended insurance, including all risk insurance, and other Property insurance coverage as may be required by any beneficiary of any deed of trust encumbering the Property, with respect to the Improvements and the personal property in amounts at least equal to the greater of full replacement costs thereof or the amount required by any beneficiary of a deed of trust encumbering the Property, (b) with respect to the construction, demolition, additions, alterations and the like required or permitted to be constructed by Tenant hereunder, builders all-risk insurance insuring the full replacement value of all construction in process on the Property, and (c) business interruption insurance as provided in
Section 11.5 below, in an amount reasonably satisfactory to Landlord. Tenant and Landlord hereby acknowledge that, at the time of the execution of this Amended Lease, earthquake insurance for the Property is not available at commercially reasonable rates and conditions. If earthquake insurance becomes available at commercially reasonable rates and under reasonable terms and conditions, Tenant shall also maintain, at Tenant's expense, earthquake insurance, including sprinkler leakage coverage, building, contents and loss of income, with a limit no less than the probable maximum loss limit as valued either through Landlord or any beneficiary under a deed of trust encumbering the Property. Each policy shall specifically (i) name the beneficiary under any deed of trust encumbering the Property and then Landlord as additional insureds, (ii) provide that all payments shall be made as provided in Article XII above, and that the beneficiary of a deed of trust encumbering the Property shall have first priority and claim to any payments as provided in its deed of trust, and (iii) provide that it cannot be canceled or modified by the insurer without thirty
(30) days prior written notice to Landlord and such beneficiary.

     11.4 Personal Property Insurance. Tenant, at Tenant's cost, shall maintain a policy of standard fire and extended coverage insurance (with vandalism and malicious mischief endorsements) on all Tenant's personal Property and alterations to the extent of at least their full replacement value. Tenant shall use the proceeds from any such policy for the replacement of personal Property or the restoration of Tenant's improvements or alterations.

     11.5 Rental Loss and Business Interruption. Tenant at its sole cost and expense, as additional rent, at all times during the term of this Amended Lease, maintain in force a policy of rental loss or business interruption insurance in an amount at least sufficient to pay, for a period of twelve (12) months following any applicable loss, the sum of the following: (a) the then applicable Base Rent as provided in Article II above; (b) all additional rent as provided in this Amended Lease; and (c) the insurance premiums provided in this Article XI.

     11.6 Quality of Policies. The minimum limits of policies of insurance required of Tenant under this Amended Lease shall in no event limit the liability of Tenant under this Amended Lease. Such insurance policy shall be issued by an insurance company having a rating of not less than A (or equivalent) in Bests Insurance Guide or which is otherwise acceptable to Landlord, and licensed to do business in the State of California. Upon execution of this Amended Lease and thereafter on or prior to the expiration date of each insurance policy required to be furnished by Tenant hereunder, Tenant shall renew and deliver to Landlord evidence of renewal of such insurance policy reasonably satisfactory to Landlord. Additionally, within thirty (30) days after the expiration date of such insurance policy, Tenant shall deliver to Landlord a certificate of the insurer reasonably satisfactory to Landlord bearing a notation evidencing the payment of the premium or accompanied by other evidence of payment reasonably satisfactory to Landlord.

     11.7 Adjustments. Except for personal property insurance required under
Section 11.4 hereof, all policies of insurance required or permitted under this
Article XI shall provide for loss thereunder to be adjusted by and payable to the beneficiary under any deed of trust encumbering the Property and then to Landlord or its designee.

     11.8 Payment of Loss. All policies of insurance shall provide for payment of loss to the holder of any security interest in the Property and Landlord, jointly, and if there is no such security interest, or as to any excess, the proceeds shall be paid to Landlord and Tenant, jointly, in trust or if Tenant so elects, to a mutually approved corporate trustee, to be held in trust and applied to the repair and restoration of the Property. When the Improvements have been fully repaired and restored, any excess shall be paid to Tenant. Landlord and Tenant shall use due diligence to cause the holder of any security interest in the Property to make the proceeds of such insurance available for repair and restoration following any casualty or loss covered thereby.

     11.9 Cancellation. Each policy or certificate therefore issued by the insurer shall to the extent obtainable contain a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained.

     11.10 Compliance with Insurance Requirements. Tenant shall observe and comply with the requirements of all policies of public liability, fire and other policies of insurance in force with respect to the Property.

     11.11 Failure to Obtain Insurance. In the event that Tenant fails to maintain and pay for any of the insurance required by this Article XI, Landlord may (but without obligation to do so) procure such insurance and pay the premiums therefore, in which event Tenant shall repay Landlord all sums so paid by Landlord within ten (10) days following Landlords written demand to Tenant for such payment.

     11.12 Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Property and to the fixtures, personal Property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Property that are caused by or result from risks insured against any insurance policies carried by the parties and in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damages caused by fire or any of the risks insured against under any insurance policy required by this Amended Lease.

                                   ARTICLE XII
                                   DESTRUCTION
                                   -----------

     12.1 Rent Continues. Subject to the provisions of this Article XII, in case of damage to or destruction of the Property by fire or any other casualty whatsoever, Tenant's rental obligations shall continue except as provided in
Article III above (and elsewhere in this Amended Lease), and Tenant shall, at no cost or expense to Landlord, restore, repair, replace or rebuild improvements of comparable value, use, design, size and utility as existed immediately prior to such damage or destruction. Such restoration, repairs, replacements or rebuilding shall be commenced within a reasonable period of time following such damage and destruction and thereafter diligently prosecuted to completion. All work required to be performed by Tenant under this Article shall be performed in accordance with the provisions of Article VII above and may be performed by Tenant's agents, employees or subtenants.

     12.2 Insurance Available. All insurance proceeds paid as provided in
Section 11.9, less Landlord's actual costs, fees, and expenses, if any, incurred in connection with adjustment of the loss, shall be applied to pay or reimburse Tenant for the payment of the cost of the repair or restoration of the Improvements (including the cost of temporary repairs for the protection of the Improvements pending the completion of the permanent repair or restoration of the Improvements) and shall be paid out from time to time as such restoration progresses upon the written request of Tenant, which request shall be accompanied by a certificate signed by Tenant and Tenant's architect or engineer in charge of the restoration, dated not more than thirty (30) days prior to such request, setting forth the following:

          (a) That the sum then requested either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons who have rendered services or furnished materials for the restoration; that no part of such request covers expenditures for which a request for payment has previously been made; and that to the best of Tenant's knowledge, the sum requested does not exceed the value of the services and materials described in the certificate; and

          (b) That, except for the amounts, if any, stated (pursuant to Subsection (a) above) in such certificate to be due for services and materials and except for work in progress on the restoration and materials and supplies ordered and services rendered but not yet billed, there is no outstanding indebtedness known to Tenant, after due inquiry, that is then due and payable for labor, wages, materials, supplies, or services in connection with the restoration.

     12.3 Proceeds Payment. Upon compliance with the foregoing provisions of this Article XII, the person or persons holding the proceeds shall pay from such proceeds to Tenant or the persons named in Tenant's certificate the respective amounts stated in the certificate to have been paid by Tenant or to be due to them as the case may be.

     12.4 Deficiencies. If the insurance proceeds received as a result of the damage or destruction, less the actual costs, fees, and expenses, if any, incurred in connection with the adjustment of the loss, are insufficient to pay the entire cost of restoration, Tenant shall promptly pay the deficiency unless otherwise provided in this Amended Lease.

     12.5 Landlord Cure. Notwithstanding any of the foregoing provisions of this
Article XII, if Tenant has not commenced construction or has not notified Landlord that it intends to promptly commence construction within thirty (30) days from the date of the damage or destruction which under the provisions of this Article XII Tenant is obligated to repair, Landlord may thereupon, upon written notice to Tenant, commence such work, or Landlord may exercise any of the rights or remedies provided in this Amended Lease for a default by Tenant. If Landlord elects to undertake the work, all insurance proceeds payable under
Article XII as a result of the damage or destruction to the Improvements shall then be held by Landlord for use by Landlord in doing such work. If Landlord undertakes such work, Tenant shall be liable to Landlord for any and all reasonable costs and expenses incurred by Landlord in connection therewith in excess of the insurance proceeds. All work required to be performed by Landlord under this Article shall be performed in accordance with the provisions of
Article VII above and may be performed by Landlord's agents, employees or subtenants.

     12.6 No Rent Abatement. There shall be no abatement of Base Rent or additional rent, or any other sums or obligations of Tenant under this Amended Lease, by reason of any such damage or destruction. Notwithstanding the foregoing, if it takes longer than twelve (12) months from the date of damage or destruction to complete the repair or restoration of such damage or destruction, then the Base Rent will be abated proportionally on a square footage basis for the portion(s) of the Property that cannot be used commencing on the first anniversary of the date of damage or destruction and until the damage or destruction is substantially repaired or restored.

     12.7 No Surrender. Except as otherwise provided in this Amended Lease, no destruction of or damage to the Property, or any part thereof, by fire or any other casualty shall terminate or permit Tenant to surrender this Amended Lease, or relieve Tenant of its obligations to pay the full Base Rent, additional rent and other sums and charges payable under this Amended Lease, or from any of its other obligations under this Amended Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise, to quit or surrender this Amended Lease or the Property, or any part thereof, or to any suspension, diminution, abatement or reduction of rent, or other charges payable under this Amended Lease on account of such destruction or damage. Notwithstanding the foregoing, for each individual property identified on Exhibit "A" hereof (each hereinafter "Building"), if

          (a) the damage or destruction applies to all or substantially all of a Building,

          (b) the damage or destruction to the Building is sufficient so as to render twenty-five (25%) percent of the Building or more unusable and occurs during the last three (3) years of the current term of this Amended Lease, or

          (c) the damage to a Building is caused by a casualty not insured by any insurance required to be maintained by Tenant under Article XI hereof and within 180 days of such damage the Landlord, at its sole cost and expense, has not provided for the financing of such repair and has not commenced the repair and restoration of the damaged Building and has not continually prosecuted the contemplated repair and restoration in a prompt and diligent manner;.

then, Tenant may elect to terminate this Lease with respect to the damaged Building upon notice to Landlord. In the event the one or more Buildings is excluded and terminated from the provisions of the Amended Lease as provided in this Section, the insurance proceeds, if any, shall be paid to the party (Landlord or Tenant) who paid for the improvements damaged or destroyed, provided that if insufficient funds are received, the funds received shall be divided among Landlord and Tenant in proportion to the costs incurred by each, subject to the rights of any lender who has an existing lien encumbering the Property. Furthermore in the event of any such termination the Base Rent payable hereunder shall be reduced in proportion to the reduction in total net rentable square footage caused by such termination, and neither party shall have any further liability under this Lease with respect to the damaged Building.

                                  ARTICLE XIII
                                  CONDEMNATION
                                  ------------

     13.1 Amended Lease Governs. If, during the term, there is any taking by condemnation of all or any part of the Property, the rights of the parties shall be determined pursuant to the provisions of this Article XIII.

     13.2 Total Taking. If the Property is totally taken by condemnation, this Amended Lease shall terminate on the date of taking.

     13.3 Partial Taking. If only a portion of the Property is taken by condemnation, this Amended Lease shall continue in effect; provided, however, for each individual property identified on Exhibit "A" hereof (each hereinafter "Building"), if there is a taking of (i) all or substantially all of one or more Buildings, or (ii) so much of one or more Buildings as to render the remainder of the Building unusable for the purposes for which the Property was leased, then Tenant shall have the option to terminate this Amended Lease as to the Building or Buildings in question. In the event of a dispute as to whether or not any taking rendered the Building unusable for the purposes for which the Property was leased, such dispute shall be resolved by arbitration on an expedited basis in accordance with the arbitration provisions under Section 20.22(d). If Tenant elects to terminate this Amended Lease as to the Building in question, Tenant must exercise such right by giving written notice to Landlord within ninety (90) days after the nature and the extent of the taking have been fully determined. Such termination date shall not be earlier than ninety (90) days nor later than one hundred eighty (180) days after Tenant has given termination notice. If Tenant does not terminate this Amended Lease as to the Building in question within the time period set forth above, the Amended Lease shall continue in force, except that the Base Rent shall be reduced by an amount that is in the same ratio to Base Rent as the net rentable square footage of the area of the portion of the Property taken bears the total value net rentable square footage immediately before the date of taking.

     13.4 Condemnation of Parking Facilities. If all or any portion of the Parking Facilities is taken as a result of condemnation proceedings and Tenant's use of the applicable Property for its Permitted Uses is adversely affected by such taking, then Landlord, at its sole cost and expense, shall provide Tenant with suitable replacement parking facilities containing the minimum number of parking spaces required by applicable law, code, rule or statute with respect to such condemned Parking Facility or Facilities. Such parking facilities shall be located within a two (2) mile radius of the Building for which the parking facilities serve. Notwithstanding the provisions of Section 13.5 below and in light of Landlord's obligation to provide suitable replacement parking facilities, all proceeds of condemnation of all or any portion of the Parking Facilities shall be paid to Landlord.

     13.5 Distribution of Award. The condemnation award shall belong to Landlord; provided, however, that Tenant shall be entitled, following any priority payment of any condemnation award allocable to Landlord's interest in the Property, to that portion of such award that is made for and/or allocable to
(i) diminution in value of Tenant's interest in the leasehold, (ii) taking of Tenant's personal property and/or trade fixtures, (iii) interruption of or damage to Tenant's business, (iv) the unamortized cost of improvements made to and/or installed in the Premises to the extent paid by Tenant, and (v) moving and relocation expenses. Tenant shall be entitled to any compensation separately awarded to Tenant for the matters set out in (i) through (v) above. In the event that this Amended Lease is not terminated by reason of such condemnation and the parties mutually agree that condemnation proceeds shall be used to repair and restore the partially condemned Property, Landlord shall, to the extent of proceeds received by Landlord with respect to the condemnation matter, repair any damage to the Property caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority. If such repairs are not made, then Base Rent shall be reduced by an amount that is in the same ratio to Base Rent as the net rentable square footage of the area of the portion of the Property taken bears the total net rentable square footage immediately before the date of taking.


                                   ARTICLE XIV
                                   ASSIGNMENT
                                   ----------

     14.1 Assignment. Except for an assignment or sublease to an affiliated company, including, but not limited to, a wholly owned subsidiary or parent entity, Tenant shall not assign, mortgage or encumber this Amended Lease, nor sublet, nor suffer or permit the Property or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent, which may be granted or withheld in Landlord's reasonable discretion. Landlord shall be under no obligation to consider a request for Landlord's consent to an assignment until Tenant shall have submitted in writing to

Landlord a request for Landlord's consent to such assignment together with audited financial statements of Tenant and the proposed assignee, a history of the proposed assignee's business experience and such other information as may be reasonably required by Landlord to verify that the creditworthiness and business background of the proposed assignee. Tenant shall reimburse Landlord for its reasonable, out of pocket costs incurred in considering such request. Any premium rent payable under said assignment or sublease in excess of the then current rent payable under the Amended Lease shall belong solely to Tenant and Landlord shall have no right to condition its consent to any assignment or sublease upon payment by Tenant of any such premium rent.

     14.2 Release of Tenant.

     (a) In the event that Landlord has consented to an assignment of all of the Properties, or all or substantially all of one or more of the Buildings on the Properties, and the proposed assignee's creditworthiness is superior to Tenant, as determined by Landlord in its reasonable judgment, and in the judgment of the Landlord reasonably appropriate to the obligations being assumed (the parties acknowledge that Tenant as of the date hereof is a start up company and the credit decisions of Landlord with respect to Tenant by Landlord are based on factors extrinsic to those involved in a lease assignment) then, upon the effectiveness of such assignment or sublease, Tenant shall be released of its obligations under this Amended Lease with respect to the portion of the Property or Building(s) being assigned (including any obligation to pay Base Rent or additional rent allocable to the assigned portion of the Property or Building(s)). The parties hereby agree to amend this Amended Lease, to be effective as of the effective date of such assignment, to exclude the Property or Building(s) being assigned from the provisions of this Amended Lease and to adjust the Base Rent due for each of the Properties, if any, that remains the subject of this Amended Lease following such assignment to reflect its then current fair market rental value. Such fair market rental value shall be determined in accordance with the valuation procedures set forth in Section 2.3 above.

     (b) Except as otherwise provided in this Section 14.2(a), no other assignment or subletting shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent or to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or subletting of this Amended Lease or amendments or modifications to this Amended Lease with assignees of Tenant, without notifying Tenant or the successor of Tenant, and without obtaining its or their consent thereto so long as Tenant is released from its obligations under this Amended Lease with respect to the assigned or subleased portion of the Property. All other consents to the subsequent assignments or subletting of, or amendments or modifications to, this Amended Lease with assignees of Tenant by Landlord shall require Tenant's prior written consent, which consent shall not be unreasonably withheld.

     14.3 Involuntary Assignment. No interest of Tenant in this Amended Lease shall be assignable by operation of law. Each of the following acts shall be considered an involuntary assignment:

          (a) If Tenant becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or is the debtor in a proceeding under the Bankruptcy Act; or, if Tenant is a partnership or consists of more than one person or entity, if any partner or other person or entity becomes bankrupt or insolvent, or makes an assignment for the benefit of others. Provided that in the event of an involuntary bankruptcy proceeding, Tenant shall have sixty (60) days in which to have the proceeding dismissed, before such proceedings shall be considered an involuntary transfer.

          (b) If a writ of attachment or execution if levied on this Amended Lease and Tenant has not caused the same to be released or discharged within sixty (60) days. Any such involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Amended Lease upon fifteen (15) days prior written notice, if such event giving rise to the notice is not removed or cured within the notice period.

     14.4 Excluded Subleases. The provisions of this Article XIV shall not apply, and Tenant shall have the right, without the necessity of obtaining Landlord's consent under this Amended Lease, to sublease space for any and all usual and customary uses and activities associated with the delivery of health care services, including, without limitation, (i) physician office space; (ii) lab space; (iii) pharmacies; and/or (iv) concessions, such as flower shops, public cafeteria, etc.

                                   ARTICLE XV
                                     DEFAULT
                                     -------

     15.1 Default by Tenant. The occurrence of any one or more of the following events shall constitute a material default and breach of this Amended Lease by
Tenant:

          (a) The vacating or abandonment of the Property by Tenant;

          (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after notice by Landlord to Tenant of the failure to receive payment;

          (c) The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of any franchise agreement affecting the Property or the business operated thereon, or under this Amended Lease to be observed or performed by Tenant, where such failure shall continue for a period of thirty
(30) days after written notice thereof, from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, than Tenant shall not be deemed to be in default if Tenant commenced the cure within the thirty (30) day period and thereafter diligently prosecutes the cure to completion;

          (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors without the consent of Landlord or the beneficiary under any deed of trust encumbering the Property;

          (e) The filing by or against Tenant, or any guarantor of this Amended Lease, of a petition to have Tenant, or any guarantor of this Amended Lease, adjudicated a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, or any guarantor of this Amended Lease, the same is dismissed within ninety (90) days;

          (f) The appointment of a trustee or receiver to take possession of substantially all of Tenant's, or any guarantor's of this Amended Lease, assets located at the Property or of Tenant's, or any guarantor's of this Amended Lease, interest in this Amended Lease, where possession is not restored to Tenant, or any guarantor of this Amended Lease, within ninety (90) days; or

          (g) The attachment, execution or judicial seizure of substantially all of Tenant's, or any guarantor's of this Amended Lease, assets located at the Property or of Tenant's, or any guarantor's of this Amended Lease, interest in this Amended Lease, if not discharged within ninety (90) days.

     15.2 Termination Remedies. Subject to Section 15.7 below, should Tenant breach this Amended Lease or abandon the Property before the end of the term of this Amended Lease, Landlord may terminate this Amended Lease. Upon such termination, Tenant shall immediately surrender the Property and Improvements (including any trade fixtures attached to the Property which cannot be removed by Tenant without causing material damage to the Property) to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any of the remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Property, and Improvements, and expel or remove Tenant and any other person who may be occupying the Property, or any part thereof, without being liable for prosecution or any claim or damages therefore, and Landlord may recover from Tenant the following:

          (a) The worth at the time of award of the unpaid Base Rent and additional rent which had been earned at the time of termination; plus

          (b) The worth at the time of award of the amount by which the unpaid Base Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided, subject to the provisions of this Section 15.2; plus

          (c) The worth at the time of award of the amount by which the unpaid Base Rent and additional rent for the balance of the term after time of award exceeds the amount of such rental loss for such period Tenant proves could be reasonably avoided, subject to the provisions of this Section 15.6; plus

     The worth at the time of award of the amount referred to in Subsections 15.2(a) and (b) above, is computed by allowing interest at ten percent (10%) per annum. The worth at the time of award of the amount referred to in Subsection 15.2(c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

     For purposes of this Section 15.2, the Property shall be deemed to be abandoned by Tenant, and this Amended Lease shall terminate, if Landlord gives written notice of its belief of abandonment to Tenant, personally delivered or sent by first class mail, postage prepaid to Tenant at Tenant's last known address and Tenant thereafter fails to give Landlord written notice, prior to the date of termination specified in Landlord's notice, stating that Tenant does not intend to abandon the Property and stating an address at which Tenant may be served by certified mail in any action for unlawful detainer. Landlord may give notice of belief of abandonment to Tenant only where the rent on the Property has been due and unpaid for at least twenty (20) consecutive days and Landlord reasonably believes that Tenant has abandoned the Property. The date of termination of this Amended Lease shall be specified in Landlord's notice and shall not be less than fifteen (15) days after notice is personally served or not less than eighteen (18) days after notice is deposited in the mail. Nothing contained herein shall preclude Landlord from otherwise proving that the Property has been abandoned by Tenant within the meaning of this Section.

     15.3 Breach Without Termination. Even though Tenant has breached this Amended Lease or abandoned the Property, this Amended Lease continues in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may, from time to time, enforce all or any of its rights and remedies under this Amended Lease, including the right to recover the rental amounts as they become due. For purposes of this Section 15.3, acts of maintenance or preservation, or efforts to relet the Property, or the appointment of a receiver on initiative of Landlord to protect its interest in this Amended Lease, shall not constitute acts of termination of Tenant's right of possession of the Property.

     15.4 Right of Landlord to Perform. In the event of any default of Tenant, including the payment of money, other than rent, or the performance of obligations required of Tenant under this Amended Lease, then in addition to the other remedies herein granted to Landlord, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of this Amended Lease, make any reasonable payment and perform any other reasonable acts on Tenant's part to be made or performed under this Amended Lease. All reasonable sums paid by Landlord and all other reasonably necessary costs incident thereto shall be deemed additional rent.

     15.5 Remedies Not Exclusive. Except as otherwise provided herein, no right or remedy herein conferred on or reserved to Landlord is intended to be exclusive of any other remedy or right, and each and every right or remedy shall be cumulative and in addition to any right or remedy given hereunder or now or hereafter existing at law, in equity or by statute.

     15.6 Default by Landlord. Landlord shall not be deemed to be in default of the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform within thirty (30) days after written notice by Tenant to Landlord specifying therein that Landlord has failed to perform its obligations; provided, however, that if the nature of Landlord's obligations are such that more than thirty (30) days are required for performance, then Landlord shall not be deemed to be in default if Landlord shall commence performance within the thirty (30) day period and thereafter diligently prosecute the same until completion. In the event Landlord defaults in the performance of any of its obligations under this Amended Lease and remains in default beyond any cure period provided hereunder, then in addition to the other remedies herein granted to Tenant, Tenant may, but shall not be obligated to, and without waiving or releasing Landlord from any obligations of this Amended Lease, make any reasonable payment and perform any other reasonable acts on Landlord's part to be made or performed. All reasonable sums paid by Tenant and all reasonably necessary costs incident thereto may be offset by Tenant against Tenant's obligations to pay Base Rent and other charges under this Amended Lease.

     15.7 Expenses of Reletting. Tenant shall be immediately liable to pay Landlord, in addition to any other indebtedness hereunder, the costs and expenses of retaking possession and reletting of the Property and of alterations or repairs to the Property incurred by Landlord for the purposes of reletting the Property after any default of Tenant.

     15.8 Application of Rentals and Receipts. The rentals and receipts received by Landlord shall be applied.

          (a) First to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; and

          (b) Second, to the payment of any costs and expenses of retaking and reletting, and of all alterations and repairs as are expended by Landlord; and

          (c) Third, to the payment of Base Rent and additional rent due and unpaid hereunder.

                                   ARTICLE XVI
                                     WAIVER
                                     ------

     16.1 Waiver. No delay or omission in the exercise of any remedies of a party upon the default of the other party shall be construed as a waiver. Landlord's approval of any of Tenant's acts which require Landlord's approval shall not be deemed to waive or render unnecessary Landlord's consent to any subsequent acts by Tenant.

                                  ARTICLE XVII
                         LANDLORD'S ENTRY ONTO PROPERTY
                         ------------------------------

     17.1 Landlord's Entry onto Property. Landlord, and Landlord's agents, representatives and others acting on behalf of or with Landlord's authority, shall have the right to enter the Property during normal business hours, upon reasonable notice and from time to time for purposes of inspection of the Property, to assure Tenant's performance of Tenant's obligations under this Amended Lease, and for such other reasonable purposes relating to Landlord's ownership of the Property or the financing thereof as Landlord may reasonably determine.

                                  ARTICLE XVIII
                     SURRENDER OF PROPERTY AND HOLDING OVER
                     --------------------------------------

     18.1 Surrender of Property. On expiration of this Amended Lease, Tenant shall surrender the Property to Landlord (along with all Tenants improvements except those which Tenant has the right or obligation to remove) in good condition, reasonable wear and tear excepted. Tenant shall also perform all restorations made necessary by the removal of Tenant's improvements and/or personal Property within the time periods stated in this Paragraph.

     18.2 Holding Over. If Tenant remains in possession of the Property after expiration of the term, or after the date in any notice given by Landlord to Tenant to terminate this Amended Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' written notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent required by this Amended Lease, except that Base Rent shall be equal to the last month of the then term Base Rent multiplied by One Hundred Ten percent (110%). All provisions of this Amended Lease, except those pertaining to the term and option to extend, shall apply to the month-to-month tenancy.

                                   ARTICLE XIX
                              ESTOPPEL CERTIFICATES
                              ---------------------

     19.1 Estoppel Certificates. At any time and from time to time, Landlord, on fourteen (14) days' prior written request by Tenant, and Tenant, on fourteen
(14) days' prior written request by Landlord, will deliver to the party making the request, and such designees specified by the requesting party, a statement in writing certifying that this Amended Lease is unmodified and in full force and effect (or if there shall have been modifications, stating the modifications), the current monthly Base Rent, the dates to which the rent and any other deposits or charges have been paid, and stating whether or not, to the best knowledge of the party executing the certificate, the party requesting the statement is in default in the performance of any covenant, agreement or condition contained in this Amended Lease and, if so, specifying each default of which the executing party may have knowledge. In addition, Tenant shall provide to Landlord such additional information, confirmations and/or statements as may reasonably be requested by Landlord or Landlord's lender.

                                   ARTICLE XX
                               GENERAL PROVISIONS
                               ------------------

     20.1 Attorneys' Fees. If a dispute arises or an action is filed between any of the parties hereto (a) regarding the interpretation or enforcement of any of the terms of this Amended Lease, (b) as a result of the breach by a party of any of the terms hereof, or (c) regarding the exercise of any equitable remedies available to any party, the losing party shall pay to the prevailing party reasonable attorneys' fees, costs and expenses, including, but not limited to, reasonable expert witness fees, accounting and engineering fees, and any other reasonable professional fees incurred in connection with such dispute or the prosecution or defense of such action, whether an action is actually filed or is prosecuted to a final judgment.

     20.2 Notice. Any notice, approval, disapproval, consent, waiver, or other communication (collectively, "Notices") required or permitted to be given under this Amended Lease shall be in writing and shall be delivered personally or sent by Federal Express or other reputable overnight carrier, or transmittal by telecopier. All Notices shall be deemed delivered (a) if personally delivered or sent by Federal Express or other reputable overnight carrier, when actually delivered to the address of the person to whom such Notice is addressed, or (b) if telecopied, when the transmitting telecopier machine has confirmed that the Notice has been completed or sent without error. All Notices shall be addressed to the party to whom such Notice is to be given at the party's address set forth below or as such party shall otherwise direct by Notice sent pursuant to this
Section 20.2:

          If to Landlord:       Pacific Coast Holdings Investment, LLC
                                c/o Anil Shah Co-Manager
                                2621 S. Bristol Street Suite 108
                                Santa Ana, CA 92704
                                Telephone: 714-290-5322
                                Telecopier: 714-279-9588

                                     And

                                Kali P. Chaudhuri, Co-Manager
                                6800 Indiana Avenue, Suite 130
                                Riverside, CA   92506
                                Telephone: 951-782-8812
                                Telecopier: 951-782-8850

          With Copies to:       Richard Carpe
                                2621 S. Bristol Street Suite 108
                                Santa Ana, CA 92704
                                Telephone: 714-290-5322
                                Telecopier: 714-279-9588

                                William E. Thomas
                                6800 Indiana Avenue, Suite 130
                                Riverside, CA    92506
                                Telephone: 951-782-8812
                                Telecopier: 951-782-8850

          If to Tenant:         Integrated Healthcare Holdings, Inc.
                                Attn: Chief Executive Officer
                                1301 N. Tustin Ave.
                                Santa Ana, California  92705
                                Telephone: 714-434-9191
                                Telecopier: 714-434-9505


     20.3 Corporate Authority. If either party is a corporation, that party shall deliver to the other party on execution of this Amended Lease a certified copy of a resolution of its board of directors authorizing the execution of this Amended Lease and naming the officers that are authorized to execute this Amended Lease on behalf of the corporation.

     20.4 Headings. The word titles underlying the Article and Section designations contained herein are inserted solely for convenience and under no circumstances are they to be treated or construed as any part of this instrument.

     20.5 Covenants and Conditions. Each term and each provision of this Amended Lease performable by Tenant and/or Landlord shall be deemed both a covenant and a condition.

     20.6 Successors and Assigns. Subject to the provisions hereof, this Amended Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     20.7 Partial Invalidity. If any term or provision of this Amended Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amended Lease shall be valid and enforced to the fullest extent permitted by law.

     20.8 Amendment. This Amended Lease may be amended only by a writing signed by all the parties hereto.

     20.9 Entire Agreement. This Amended Lease contains the entire agreement of the parties hereto with respect to the matters set forth herein with respect to the leasing of the Property and the Improvements, and supersedes any prior written or oral agreement between them respecting the subject matter contained herein.

     20.10 Construction of Amended Lease. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Amended Lease, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Amended Lease.

     20.11 Currency. All sums payable hereunder shall be determined and paid in United States Dollars.

     20.12 Quitclaim Deed. At the expiration or earlier termination of this Amended Lease, Tenant shall, upon request of Landlord, execute, acknowledge and deliver to Landlord within thirty (30) days, any quitclaim deeds or other documents to remove the cloud of this Amended Lease from the Property.

     20.13 Recording of Memorandum of Amended Lease. At the request of Tenant, Landlord shall execute and Tenant may record a Memorandum of Amended Lease referencing the Amended Lease in the Official Records of the County Recorder for the County in which the Property is located.

     20.14 Financial Information. During the term of this Amended Lease, Tenant shall provide to Landlord, if and to the extent prepared in the ordinary course of business of Tenant, unaudited quarterly and annual audited financial statements (which shall be delivered within a reasonable time after such financial statements have been completed) for the businesses conducted on the Property ("Tenant Financial Statements"); provided, however, that Tenant shall be deemed to have deliver to Landlord the Tenant Financial Statements hereunder upon the filing by Tenant of such Tenant Financial Statements with the Securities and Exchange Commission. Such financial statements shall be prepared using generally accepted accounting principles consistently applied. Such Tenant Financial Statements shall constitute "Confidential Information" within the meaning of Section 20.26 of this Amended Lease and shall be treated accordingly; provided, however, that Landlord may deliver copies thereof to its advisors, lenders, buyers, investors, attorney, and accountants if such persons are advised of the confidential nature of the Tenant Financial Statements and the obligation to hold such documents and information in strict confidence as provided in Section 20.26 of this Amended Lease.

     20.15 Relationship of the Parties. Nothing herein shall create between the parties hereto, or be relied upon by others as creating, any relationship of partnership, association, joint venture, or otherwise. The sole relationship of the parties hereto shall be that of Landlord and Tenant.

     20.16 Time of Essence. Time is of the essence of each provision of this Amended Lease.

     20.17 Successors. Subject to the limitations on assignment, this Amended Lease shall be binding on and inure to the benefit of the parties and their successors.

     20.18 Integrated Agreement, Modification. This Amended Lease contains all the agreements of the parties pertaining to the lease of the Property and cannot be amended or modified except by another written agreement.

     20.19 Severability. The unenforceability, invalidity or illegality of any provision of this Amended Lease shall not render the other provisions unenforceable, invalid or illegal.

     20.20 Real Estate Brokers, Finders. Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Amended Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

     20.21 State Law. This Amended Lease shall be construed and interpreted in accordance with the laws of the State of California.

     20.22 Dispute Resolution.

          (a) General. It is understood and agreed between the parties hereto that from and after the date of this Amended Lease, any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (including, but not limited to, tort and contract claims, and claims upon any law, statute, order, or regulation) (and except for the relief referred to in Section 20.22(b) below), shall be resolved by Arbitration, in the manner set forth in Section 20.22(c) below, or by Expedited Arbitration in the manner set forth in Section 20.22(d) below. By signing this Amended Lease, the parties hereto are giving up their respective right to a jury trial, to the extent that such waiver is enforceable under Applicable Law.

          (b) Other Relief. Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Amended Lease is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to (a) an order or orders enforcing the decision rendered by any Arbitrator pursuant to Section 20.22(c) or Section 20.22(d) hereof and/or (b) such other prohibitory and/or mandatory injunctive relief as such party may be entitled to, in each case in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter. If any party to this Amended Lease brings an action for injunctive relief in accordance with the provisions of this Section 20.22(b), the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable legal fees, incurred in connection with such action, including any appeal of such action.

          (c) Arbitration Provisions. All disputes under this Amended Lease required to be resolved by arbitration as set forth above shall be resolved by a single arbitrator ("Arbitrator") in accordance with the Judicial Arbitration and Mediation Service Comprehensive Arbitration Rules and Procedures before the Judicial Arbitration and Mediation Service ("JAMS"), pursuant to the following procedures:

               (i) Within fourteen (14) days from delivery of a notice from one of the parties hereto ("Dispute Notice"), each party involved in the dispute shall meet at a mutually agreed location in Orange County, California, for the purpose of determining whether they can resolve the dispute themselves and document such resolution by written agreement, and, if not, whether they can agree upon an Arbitrator to whom to submit the matter in dispute for final and binding arbitration.

               (ii) If such parties fail to resolve the dispute by written agreement or agree on the Arbitrator within the later of fourteen (14) days from any such initial meeting or within twenty (20) days from the delivery of the Dispute Notice, any such party may make written application to JAMS or its successor or, if no longer in existence, a mutually agreeable similar service, in Orange County, California for the appointment of a single Arbitrator to resolve the dispute by arbitration. At the request of JAMS the parties involved in the dispute shall meet with JAMS at its offices within ten (10) calendar days of such request to discuss the dispute and the qualifications and experience which each party respectively believes the Arbitrator should have; provided, however, that the selection of the Arbitrator shall be the exclusive decision of JAMS and shall be made within thirty (30) days of the written application to JAMS.

               (iii) All arbitration proceedings shall be conducted in the English language. In any such proceeding, the Arbitrator shall have the authority to modify or waive entirely the rules of evidence as he or she sees fit; and the Arbitrator shall be expressly instructed to determine the intent of the parties and to apply such intention in reaching his or her determination, even in situations where there is no clear statement of such intention.

               (iv) The decision of the Arbitrator shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration decision in any court having jurisdiction and venue over such parties.

               (v) Each party shall pay one-half of the fees (if any) of any Arbitrator that are required to be paid prior to the commencement of any proceeding. Notwithstanding the foregoing, the prevailing party or parties (as determined by the Arbitrator) shall in addition be awarded by the Arbitrator such party's or parties' own legal fees and expenses in connection with such proceeding, and the non-prevailing party or parties (as determined by the Arbitrator) shall pay the Arbitrator's fees and expenses.

               (vi) To the extent applicable in civil actions in California courts, the following shall apply and be observed: all rules of pleading (including the right of demurrer), all rules of evidence, all rights to resolution of the dispute by means of motions for summary judgment, judgment on the pleadings, and judgment under Code of Civil Procedure Section 631.8. Resolution of the dispute shall be based solely upon the law governing the claims and defenses pleaded, and the arbitrator may not invoke any basis (including but not limited to, notions of "just cause") other than such controlling law. The arbitrator shall have the immunity of a judicial officer from civil liability when acting in the capacity of an arbitrator, which immunity supplements any other existing immunity. Likewise, all communications during or in connection with the arbitration proceedings are privileged in accordance with Cal. Civil Code Section 47(b). As reasonably required to allow full use and benefit of this agreement's modifications to the Act's procedures, the arbitrator shall extend the times set by the Act for the giving of notices and settings of hearings. Awards shall include the arbitrator's written reasoned opinion and, at either party's written request within 10 days after issuance of the award, shall be subject to affirmation, reversal or modification, following review of the record and arguments of the parties by a second arbitrator who shall, as far as practicable, proceed according to the law and procedures applicable to appellate review by the California Court of Appeal of a civil judgment following court trial. Should any term or provision, or portion thereof, be declared void or unenforceable it shall be severed and the remainder of this agreement shall be enforceable.

          (d) Expedited Arbitration. Any disputes involving the provisions of
Article III, or, at the request of either Landlord or Tenant, any other disputes under this Amended Lease the urgency, facts and circumstances of which reasonably requires expedited arbitration to protect the rights and interests of the parties hereunder, shall be resolved by final, binding, expedited nonjudicial arbitration ("Expedited Arbitration") by a single Arbitrator in accordance with the Judicial Arbitration and Mediation Service Comprehensive Arbitration Rules and Procedures before the JAMS, in which case, the arbitration shall be conducted in accordance with the procedures set forth in subsection (c) of this Section 20.22, except as modified below:

               (i) The party requesting arbitration shall request that JAMS provide, within two (2) business days, five (5) potential arbitrators. Landlord and Tenant shall each have 24 hours to strike a name from the list and send notice to JAMS of the name stricken. If either Landlord or Tenant fails to respond within such 24 hour period, then the non-responding party shall lose the right to strike a name from the list. Within one (1) business day after being notified of the names stricken, JAMS shall then chose an arbitrator from the remaining names on the list. Notwithstanding the foregoing, if the parties agree to a single arbitrator without invoking or in the course of invoking the above selection process, then the parties shall request that JAMS honor such selection.

               (ii) The arbitration hearing shall be held within three (3) business days after the arbitrator is selected pursuant to subparagraph (i) above and shall be limited to one (1) business day (unless the Arbitrator requires additional hearings, in which case the duration of such arbitration hearings may be extended by up to a maximum of one (1) additional business day), and the Arbitrator shall render a written decision within five (5) business days following the conclusion of such hearing. Any judgment confirming the award rendered by the Arbitrator may be entered in any court having jurisdiction.

     20.23 Landlord Authority. The parties recognize that Landlord is a manager managed California limited liability company operated by co-managers. Any approval, disapproval or other action by Landlord shall require a writing executed by both co-managers.

     20.24 Subordination. This Amended Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust or other encumbrance(s) which may now or which may at any time hereafter be made upon the Property or any portion thereof, or upon Landlord's interest therein; provided, however, that, so long as Tenant is not in default (beyond any period given Tenant to cure such default under this Amended Lease) in the payment of rent or in the performance of its obligations under this Amended Lease, Tenant's possession, use and quiet enjoyment of the Property shall not be diminished or interfered with by any mortgagee, lender or successor for any reason whatsoever during the term of the Amended Lease. This clause shall be self-operative, and no further instrument of subordination shall be required to effect the subordination of this Amended Lease. Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instrument(s) as may be reasonably requested in order to subordinate this Amended Lease to the lien of any such mortgage or deed of trust thereby. If the interests of Landlord under this Amended Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Property, Tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Amended Lease for the remaining term, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Amended Lease, and, if requested by such transferee, Tenant agrees to attorn to the transferee as its Landlord. The holder of any mortgage or deed of trust encumbering the Property shall have the right, unilaterally, at any time to subordinate fully or partially its mortgage or deed of trust or other security instrument to this Amended Lease on such terms and subject to such conditions as such holder may consider appropriate in its reasonable discretion. Upon request, Tenant shall execute and deliver an instrument reasonably required to confirm any such full or partial subordination.

     20.25 Sale by Landlord. In the event the original Landlord hereunder, or any successor owner of the Property or any portion thereof, shall sell or convey same, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Amended Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to each such new owner.

     20.26 Confidential Information. Landlord and Tenant acknowledge that the terms of this Amended Lease, and any financial or other information required to be delivered hereunder (including, but not limited to, Tenant's Financial Statements), constitute their respective confidential and proprietary information. Each party agrees that, to the extent that such party retains such information, it shall hold it in the strictest confidence, and shall not disclose such information, or use it for its own direct or indirect benefit, without the prior written consent of the other party. Each party will use its best efforts to assure that its officers, directors, employees, agents and consultants treat such information as confidential.

     20.27 Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant is not in default (beyond any period given Tenant to cure such default under this Amended Lease) in the payment of rent or in the performance of its obligations under this Amended Lease, Tenant may peaceably and quietly have, hold and enjoy the Property for the Term, without hindrance or molestation by anyone claiming paramount title or claims through Landlord subject, however, to the covenants, agreements, terms and conditions and other obligations of this Amended Lease.

                                   ARTICLE XXI
                              INTENTIONALLY DELETED
                              ---------------------


                                  ARTICLE XXII
                             LIMITATION OF LIABILITY
                             -----------------------

     22.1. Limitation of Landlord's Liability Upon Sale. In the event of any conveyance or other divestiture of title to all or any portion of the Property the grantor or the person who is divested of title shall be entirely freed and relieved of all covenants and obligations thereafter accruing hereunder with respect to portion of the Property being conveyed, and the grantee or the person who otherwise succeeds to title shall be deemed to have assumed the covenants and obligations of Landlord thereafter accruing hereunder and shall then be Landlord under this Amended Lease.

     22.2 Nonrecourse Liability. Notwithstanding anything to the contrary provided in this Amended Lease, if Landlord, Tenant or any successor in interest of Landlord or Tenant shall be an individual, partnership, limited liability company, corporation, trust, tenant in common or mortgagee, there shall be absolutely no personal, corporate or entity liability on the part of Landlord, Tenant or any individual or member of Landlord or Tenant or any manager, stockholder, director, officer, employee, partner or trustee of Landlord or Tenant with respect to the terms, covenants or conditions of this Amended Lease, and Landlord and Tenant shall look solely to the interest of the other party in the Property for the satisfaction of each and every remedy which Landlord or Tenant may have for the breach of this Amended Lease; such exculpation from personal, corporate or entity liability to be absolute and without any exception, whatsoever.

                                  ARTICLE XXIII
                            TENANT OPTION TO PURCHASE
                            -------------------------

     23.1 Purchase Option. Upon the condition that Tenant (or its permitted assignee) has exercised Tenant's option to renew as provided in Section 1.2 hereof, and provided that Tenant (or its permitted assignee) is not in default hereunder, Tenant (or its permitted assignee) shall have the option to purchase the Property (this "Purchase Option") upon each and all of the following terms:

          (a) Tenant gives to Landlord, and Landlord actually receives, on a date which is at least six (6) and not more than nine (9) months prior to expiration of the Amended Lease term as extended by the exercise of the renewal option. If said notification of the exercise of this Purchase Option is not so given and received, this Purchase Option shall automatically terminate and be of no further force and effect.

          (b) The purchase price for the Property shall be the fair market value thereof. The parties agree to meet within thirty (30) days of the exercise of notice of the exercise of this Purchase Option and attempt to agree upon the fair market price, which if agreed upon shall constitute the purchase price. If the parties are unable to agree, then each shall appoint an appraiser with not less than five (5) years experience in the valuation of Property, the two appraisers shall appoint a third appraiser. Each appraiser shall separately appraise the Property. The three appraisals shall then be averaged, the appraisal which deviates the most from the average shall be disregarded and the remaining two appraisals and the average of the three appraisals shall then be averaged, the resulting average shall be deemed the fair market value and shall constitute the purchase price.

          (c) The Property shall be transferred in "As Is" "Where Is" condition free of any liens other than for real estate taxes and installments of special assessments not yet due and payable and any other lien which is the obligation of the Tenant under this Amended Lease.

          (d) The closing date for the sale of the Hospital Properties shall be the date of expiration of the Amended Lease term as extended by the exercise of the renewal option, or such other date as the parties may agree upon.

          (e) Any dispute with respect to this Purchase Option shall be resolved in accordance with Section 20.22 hereof.

                                  ARTICLE XXIV
                         RIGHT OF FIRST OFFER OR REFUSAL
                         -------------------------------

     During the Term hereof in the event that Landlord contemplates the sale of the Property or any portion thereof, then the Landlord shall provide Tenant either (the choice of which shall be at Landlord's sole election) the First Offer Right or the First Refusal Right (as such terms are defined below) to purchase the Property or portion thereof in accordance with the terms set forth below:

     24.1 First Right of Offer.

          (a) If at any time during the term of this Amended Lease, Landlord determines to sell any of the individual properties listed on Exhibit "A" hereof or any portion thereof (the "Offered Property"), then Landlord will first offer ("First Offer") to Tenant the right and option to purchase the Offered Property (the "First Offer Right"). Such First Offer to Tenant shall be made in writing (the "Notice of Offer"), and shall set forth the price and other key economic and other terms upon which Landlord is prepared to sell the Offered Property ("Offered Terms"). The Notice of Offer shall also include the adjusted Base Rent for each of the Properties, if any, that remains subject to this Amended Lease following such proposed purchase by Tenant, which Base Rent shall be adjusted to reflect its then current fair market rental value in accordance with the valuation procedures set forth in Section 2.3 above. Tenant shall have the right, for a period of thirty (30) days after Tenant's receipt of the Notice of Offer, to elect, by written notice to Landlord ("Offer Acceptance Notice"), to purchase and take title to the Offered Property, at the price and upon the other terms set forth in the Notice of Offer. Tenant recognizes that Landlord may elect to offer the property to others at terms less favorable than those offered to Tenant; accordingly, Tenant agrees to treat the terms of such offer as confidential information and not to disclose the terms except Tenant may deliver copies thereof to its advisors, lenders, buyers, investors, attorney, and accountants if such persons are advised of the confidential nature of the offered terms and the obligation to hold such documents and information in strict confidence.

          (b) If Tenant elects to accept the First Offer, the parties will reasonably and diligently negotiate to develop, sign and deliver a definitive Purchase and Sale Agreement, and related documentation, based on the Offered Terms ("Definitive Documents") within thirty (30) days after Landlord's receipt of the Offer Acceptance Notice. If Landlord does not receive the Offer Acceptance Notice within the required thirty (30) day period, or Landlord and Tenant are unable to reach agreement on and sign and deliver the Definitive Documents within the required thirty (30) day period, then Landlord will be free for a period of one (1) year to sell and transfer the Offered Property to any other third party unaffiliated with Landlord, provided it does so for an aggregate purchase price of no less than the purchase price reflected in the Notice of Offer and on other terms which, in the aggregate, are not materially less favorable to Landlord than the other terms reflected in the Notice of Offer. If the parties timely agree upon and deliver the Definitive Documents, the closing on the purchase of the Offered Property shall be completed within sixty (60) days after such execution and delivery of the Definitive Documents and the purchase price shall be made in cash or other immediately available funds upon closing, unless otherwise agreed by the parties. In the event Landlord seeks to sell any of its Property for an aggregate purchase price of less than the purchase price reflected in the Notice of Offer or on other terms which, in the aggregate, are materially less favorable to Landlord than the other terms reflected in the Notice of Offer, Landlord shall again comply with the provisions of this Article XXIV prior to entering into any transaction for the sale of the Property. Any dispute as to whether the other purchase terms are materially less favorable to Landlord shall be resolved by arbitration in accordance with Section 20.22 (d) the expedited arbitration provision.

     24.2 Right of First Refusal.

          (a) If at any time during the term of this Amended Lease, Landlord receives a definitive bona fide offer from a third party unaffiliated with Landlord (the "Purchase Offer") to acquire all or any of the individual properties listed on Exhibit "A" hereof or portions thereof (the "Targeted Property") which Landlord desires to accept, and the Landlord has not provided the Right of First Offer as set forth in Section 24.1 above, it shall give Tenant written notice of the Landlord's intention to sell the Targeted Property in accordance with the Purchaser Offer, which notice shall include the name and address of the offeror, and the price and other terms of the intended sale pursuant to the Purchase Offer (the "Purchase Offer Notice"). The Purchase Offer shall also include the adjusted Base Rent for each of the Properties, if any, that remains subject to this Amended Lease following such proposed purchase by Tenant, which Base Rent shall be adjusted to reflect its then current fair market rental value in accordance with the valuation procedures set forth in
Section 2.3 above. Tenant shall have the right (the "First Refusal Right"), for a period of twenty (20) days after Tenant's receipt of the Purchase Offer Notice, to elect, by written notice to Landlord ("Election Notice"), to purchase the Targeted Property at the price, and upon the other terms, set forth in the Purchase Offer Notice.

          (b) If Tenant does not elect, within the required twenty (20) day period, to purchase the Targeted Property, then Landlord shall be free to transfer the Targeted Property in accordance with, and to the maker of, the Purchase Offer, for the same purchase price as set forth in the Purchase Offer and on other terms, which in the aggregate, shall not be materially less favorable to Landlord than the terms stated in the Purchase Offer. Any dispute as to whether the other purchase terms are materially less favorable to Landlord shall be resolved by arbitration in accordance with Section 20.22. Any such transfer of the Targeted Property by Landlord to the offeror shall be completed within six (6) months following the delivery of the Election Notice to Tenant. In the event that such transfer is not completed within said six (6) month period, Landlord shall again offer Tenant a First Refusal Right or First Offer Right with respect to the Targeted Property in accordance with the provisions of this Article XXIV before it may complete such transfer.

          (c) If Tenant elects to exercise its First Refusal Right by timely providing the Election Notice, the parties will (i) reasonably and diligently develop, sign and deliver a definitive Purchase and Sale Agreement, and related documentation, consistent with the Purchase Offer Notice, which agreements shall be in substantially the same form as any documents agreed to by Landlord in connection with the Purchase Offer (to the extent copies of such documents were provided to Tenant as part of the Purchase Offer Notice), and (ii) the closing on such transaction shall be completed as promptly as reasonably practicable.

     24.3 Other Terms.

          (a) Upon the completion of the acquisition of the Offered Property or Targeted Property by Tenant under the provisions of this Article XIV, Landlord and Tenant shall be released of their respective obligations under this Amended Lease with respect to such Offered Property or Targeted Property (including but not limited to any obligations to pay Base Rent or additional rent with respect to such Offered Property or Targeted Property). In addition, following Tenant's purchase of the Offered Property or Targeted Property, the Base Rent due for each of the Properties that remains the subject of this Lease following such purchase shall be adjusted to its then current fair market rental value as agreed upon by Landlord and Tenant in accordance with the valuation procedures set forth in Section 2.3 above.

          (b) If Tenant does not elect to exercise its First Offer Right or First Refusal Right, as a condition to the sale by Landlord of the Offered Property or Targeted Property, the buyer of such Property shall be required to enter into a separate lease with Tenant with respect to the Property being sold on the same terms and conditions (including but not limited to the same Base Rent then due for the Targeted Property) under the Amended Lease.

                          SIGNATURES ON FOLLOWING PAGE

                                    EXECUTION

     IN WITNESS THEREOF, Landlord and Tenant have executed this Amended Lease in one or more counterparts which, taken together, shall constitute one agreement.

                                        TENANT
                                        Integrated Healthcare Holdings, Inc.

                                        By:  /s/ Bruce Mogel
                                            ------------------------------------

                                        Its: CEO
                                            ------------------------------------


                                        LANDLORD
                                        Pacific Coast Holdings Investment, LLC

                                        By:  /s/ Anil V. Shah
                                            ------------------------------------
                                        Its: G. Manager
                                            ------------------------------------
                                        By:  /s/ Kali P. Chaudhuri
                                            ------------------------------------
                                        Its: by /s/ William R. Thomas
                                             atty in fact
                                             William R. Thomas
                                            ------------------------------------

                                    EXHIBIT A


PROPERTY
--------

Western Medical Center-Santa Ana
1001 North Tustin Avenue
Santa Ana, CA 92705
Together with the Administrative Building located at 1301 N. Tustin Ave.
Santa Ana, CA

Western Medical Center-Anaheim
1025 South Anaheim Boulevard
Anaheim, CA 92805
Together with the parking lot located at 979 S, Anaheim Blvd.
Anaheim, CA 92805

Coastal Communities Hospital
2701 South Bristol Street
Santa Ana, CA 92704

Memorandum of Understanding
Payment of Lease Payments under
Amended and Restated Triple Net Lease
and related Settlement Agreement
IHHI: Tenant
PCHI: Landlord

For all rent payment periods under the Amended Lease, beginning October 1, 2007:

Settlement Payment:
------------------

     Within 24 hours following the close of the escrow relating to the Real Estate Loan (as defined herein), IHHI will submit to Medical Provider Capital I (together with Medical Provider Capital II and Medical Provider Capital III, "MCC") a request for an advance (the "Advance") on the Revolving Credit Agreement ($50,000,000 Facility) for sufficient funds to cover the First Installment of $1.5 million under the Settlement Agreement, as adjusted in accordance with this paragraph. The First Installment amount will be reduced by
(a) the origination fee on the real estate term loan component of the Credit Agreement ($80,000,000 Facility) ("Real Estate Loan") and (b) PCHI's prorated share of MCC's legal costs and escrow fees attributable solely to the Real Estate Loan. Upon receipt of the Advance, IHHI will promptly wire the First Installment, less the origination fee ($675,000), to PCHI. Thereafter IHHI and PCHI will calculate and determine PCHI's portion of MCC's legal costs and escrow fees attributed solely to the Real Estate Loan, which will be paid by PCHI through direct payment or rent credit to IHHI within 60 days of the final calculation.

Payment of Rent:
----------------

     Rent under the Amended Lease will continue to be paid in arrears as has been the practice in the past. On or before the le day of each month, commencing in November 2007, IHHI will deduct from the rent and pay to MCC the interest due on the Real Estate Loan. . The remainder of the rent payment for October 2007, and for each monthly rent period thereafter, will be paid to PCHI at the same time. The "remainder of the rent payment" is the difference between the monthly rent due under the Lease and the interest payment due MCC on the Real Estate Loan for that month. IHHI will provide a statement of accounting for the application of rent with each monthly rent payment it tenders to PCHI. Please note that the interest payment for October 2007 is expected to include nine days at the interest rates prevailing on loans from MCC prior to the Real Estate Loan and the remainder will be based on the terms prevailing under the Real Estate Loan . Detail of the interest calculation will be provided with the October 2007 rent payment statement.

MOB [Kindred] Rent
------------------

     Rental payments for October 2007 will he forwarded to PCHI and IHHI will work with Kindred to transition the payments and responsibility under the Kindred Lease to

PCHI. IHHI will be entitled to a recovery of direct costs incurred related to October 2007, and for all monthly rent periods thereafter, by either offset or reimbursement from PCHI, and will use its best efforts to transition these responsibilities as well. IHHI's costs associated with the Kindred Lease have historically amounted to less than $2,500 per month. PCHI and IHHI will cooperate to transfer these costs to PCHI as soon as practicable.

Conflict; Further Cooperation:
------------------------------

     If there is any conflict between the terms of the Amended Lease and the Settlement Agreement, on the one hand, and the MOU, on the other hand, the terms of this MOU shall prevail. IHHI and PCHI agree to execute any amendments to the Amended Lease and/or the Settlement Agreement that may be necessary to incorporate the terms of this Memorandum of Understanding ("MOU") in those documents.


                                PACIFIC COAST HOLDINGS
                                INVESTMENT, LLC, a California Limited
                                Liability Company

                                By: /s/ Kali P. Chaudhuri
                                -by William R. Thomas, attny. in fact
                                Title: Manager

                                By: /s/ Anil V. Shah
                                    -------------------------------------
                                        Anil V.Shah,
                                Its:  Manager


                                GANESHA REALTY, LLC, a California
                                Limited Liability Company

                                By: /s/ Kali P. Chaudhuri
                                -by William R. Thomas, attny. in fact
                                Title: Manager

                                WEST COAST HOLDINGS, LLC, a California
                                Limited Liability Company

                                By:/s/ Jacob Sweidan, M.D
                                    -------------------------------------
                                        Jacob Sweidan, M.D.
                                Its: Manager

(continued signature page to Memorandum of Understanding between IHHI and PCHI)


                                INTEGRATED HEALTHCARE HOLDINGS,
                                INC., a Nevada Corporation


                                By: /s/ Bruce Mogel
                                    -------------------------------------
                                Its: CEO
                                    -------------------------------------